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                                                                      EXHIBIT 21

                            SUBSIDIARIES OF MBIA INC.


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NAME OF SUBSIDIARY                                            STATE OF INCORPORATION

MBIA Insurance Corporation                                    New York
Municipal Issuers Service Corporation                         New York
MBIA Insurance Corp. of Illinois                              Illinois
MBIA Asset Management Corporation                             Delaware
MBIA Municipal Investors Service Corporation                  Delaware
American Money Management Associates, Inc.                    Colorado
Colorado Investor Services Corporation                        Colorado
MBIA Investment Management Corp.                              Delaware
MBIA Capital Management Corp.                                 Delaware
1838 Investment Advisors, Inc.                                Delaware
1838 Delaware Holding, Inc.                                   Delaware
MBIA & Associates Consulting, Inc.                            Delaware
Capital Advisors, Ltd.                                        New York
MBIA Capital Corp.                                            Delaware
MBIA-AMBAC International Marketing
     Services, Pty. Limited                                   Australia
MBIA Assurance S.A.                                           France
MBIA Singapore Pte Ltd.                                       Singapore
MBIA Services Company                                         Delaware
MBIA MuniServices Company                                     Delaware
Municipal Tax Collection Bureau, Inc.                         Pennsylvania
John T. Austin, Inc.                                          California
Allen W. Charkow, Inc.                                        California
Municipal Resource Consultants                                California
Muni Resources, LLC                                           Delaware
Capital Asset Holdings GP, Inc.                               Florida
CapMAC Holdings Inc.                                          Delaware
Capital Markets Assurance Corporation                         New York
CapMAC Investment Management, Inc.                            Delaware
CapMAC Financial Services, Inc.                               Delaware
CapMAC Financial Services (Europe) Ltd.                       United Kingdom
CapMAC Asia Ltd.                                              Bermuda
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